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                                                                   EXHIBIT 10.21

                         EXECUTIVE EMPLOYMENT AGREEMENT


                EMPLOYMENT AGREEMENT, made as of the 9th day of April 2001 between DANIEL S. REALE (the "Executive"), an individual residing at 16 Goodnough Road, Brookline, MA 02467, and CELSION CORPORATION (the "Company"), a Maryland corporation with offices at 10220-1 Old Columbia Road, Columbia, Maryland 21046-1705.


                                   WITNESSETH:

                WHEREAS, the Executive desires to be employed by the Company, and the Company desires that the Executive shall be employed by it and render services to it, and the Executive is willing to be so employed and to render services, all upon the terms and subject to the conditions set forth herein.

                NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                1.      EMPLOYMENT, DUTIES AND ACCEPTANCE.

                        1.1 The Company hereby employs Executive, and the Executive hereby accepts employment for the term ("Term") set forth in Section 2 hereof, to render services to Company as Executive Vice President and President of the BPH Division. The Executive represents and warrants to the Company that he has full power and authority to enter into this Agreement and that he is not under any obligation of a contractual or other nature to any person, firm or corporation which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair in any way the performance by Executive of his obligations hereunder.

                        1.2 The Executive will have general supervision over the BPH Business and such other duties and responsibilities consistent with his position, as may reasonably be assigned to him by the Board of Directors. In addition, the Executive will serve as a senior officer of each of the Company's Affiliates. The Executive will report to the President and CEO of the Company.

                        1.3 The Executive shall devote all of his business time and effort to the business and affairs of the Company, and shall use his best efforts, skills, and abilities to promote the interests of the Company, except for reasonable vacations and during periods of illness or incapacity, but nothing contained in this Agreement shall prevent the Executive from engaging in charitable, community or other business activities


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provided they do not interfere with the regular performance of the Executive's duties and responsibilities under this Agreement.

                        1.4 Unless the Executive and the Company shall otherwise agree, the Executive's principal place of employment shall be in Boston, Massachusetts, but the duties of the Executive shall include such periodic visits to the Company's headquarters in Columbia, Maryland and the Company's Affiliates, research and development partners, product and clinical trial test sites, customers, investment and other bankers, in each case at the expense of the Company, as the Executive and the Company mutually determine is reasonably required in the performance of the Executive's responsibilities.

                2.      TERM.

                        2.1 The term of this Agreement will commence as of April 9, 2001 and will terminate at the close of business on April 8, 2004, unless sooner terminated in accordance with the provisions of this Agreement ("Initial Term"). Thereafter, the employment of the Executive shall continue for successive one-year periods (each such one year period being hereinafter referred to as a "Renewal Term") unless the Corporation or Executive shall give notice to the other at least three months prior to the end of the Initial Term or any Renewal Term of the election of the Corporation or Executive to terminate the employment of the Executive at the end of the Initial Term or the then current Renewal Term.

                3.      BASE SALARY.

                        3.1 For all services performed by the Executive under this Agreement, the Executive shall be paid a base salary ("Base Salary") for the first twelve months of the Initial Term at the annual rate of $200,000. The Base Salary for subsequent years shall be the greatest of (i) one hundred five percent (105%) of the Base Salary for the prior calendar year; (ii) the product of the multiplication of the Base Salary during the calendar year immediately preceding by the sum of (y) one hundred percent plus (z) the amount (expressed as a percent) by which the most recently reported Consumer Price Index ("CPI") applicable to the Washington-Baltimore Metropolitan region is greater than the CPI for that same region for the prior twelve months; or (iii) the sum offered by the Board of Directors after a review taking into account corporate and individual performance, the Company's prospects and general business conditions.

                                3.2     Base Salary shall be paid in bi-weekly
installments in keeping with the Company's standard payroll policies applicable to its senior executives.

                4.      ANNUAL PERFORMANCE BASED BONUS

                                4.1     The Executive will be eligible for an
annual bonus payment in the range of 0 -100% of Base Salary, for the previous financial year.


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Payment of the bonus is contingent on meeting or exceeding agreed upon objectives, as determined by the Board of Directors, in its sole discretion. For the calendar year 2001 the Executive will be paid a minimum annual bonus of $50,000 prorated for the partial year from the date of commencement of employment. This bonus will be paid in equal installments with the Executive's bi-weekly salary payment.

                4.      OPTION TO ACQUIRE COMMON STOCK.

                        4.1 The Company hereby grants to Executive as a bonus (the "Bonus Option"), a non-qualified stock option to acquire five hundred thousand (500,000) (fully paid and non-assessable shares of common stock, par value $0.01 per share (the "Common Stock") of the Company. The purchase price for each share of Common Stock acquired upon exercise of the stock options constituting the Bonus shall be $1.03/share. The options to acquire the 500,000 shares of Common Stock shall vest in accordance with the following vesting schedule: Executive may exercise his option to acquire one hundred sixty seven thousand (167,000) shares on or after April 9, 2001, his option to acquire one hundred sixty-seven thousand (167,000) shares on or after April 9 2002, and his option to acquire one hundred sixty-six thousand (166,000) shares after April 9, 2003. If the Executive is not employed by the Company on any of the three vesting dates, he shall no longer be entitled to exercise his option(s) to acquire Common Stock vesting on or after such date. Subject to the limitations set forth in this Agreement, the Executive may exercise the stock options constituting the Bonus, at any time prior to 5:00 PM (New York time) on April 9,2011 (the "Expiration Date"), upon notice to the Company at its principal office at 10220-1 Old Columbia Road, Columbia, MD 21046-1705, Attention: Spencer
J. Volk, President and Chief Executive Officer (or at such other location as the Company may advise the Executive in writing), after which time all unexercised options shall expire and be of no further legal force or effect.

                        4.2 The Company shall at all times reserve for issuance and/or delivery such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of the Bonus Option. No fractional shares or scrip representing fractional shares shall be issued when the option is exercised. Common Stock issued on exercise of the Bonus Option may not be sold or offered for sale in the absence of effective registration under such securities laws, or an opinion of counsel satisfactory to the Company that such registration is not required. Common Stock issued on exercise of the Bonus Option may be sold by the Executive in transactions permitted by the provisions of Rule 144 of the Securities Act of 1933. Common Stock issued upon exercise of the Bonus Option shall bear an appropriate restrictive legend referring to the provisions hereof.

                5.      ADDITIONAL PERFORMANCE BASED OPTIONS.

                        5.1 As a form of incentive compensation to Executive, the Executive, the Company hereby grants to Executive a non-qualified stock option to acquire from the Company, on an original issue basis, an aggregate of four hundred thousand (400,000) fully paid and non-assessable shares of Common Stock at the several


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purchase prices designated below, upon the achievement by the Company of the several corporate accomplishments (the "Milestones") listed below (the "Performance Option").

                        5.2     For purpose of this Section 5:

                                A. Corporate Milestones. The Performance Option to acquire Common Stock shall vest and thereafter be available for exercise in tranches as indicated herein if, and at any time after, the Company has achieved the following Milestones:

                                        -  Satisfactory completion of enrollment
                                           for the BPH clinical trials no later
                                           than October 31, 2001. (Tranche:
                                           80,000 shares).
                                        -  Obtain pre-marketing approval from
                                           the United States Food and Drug
                                           Administration for commercialization
                                           of the Company's BPH treatment system
                                           (Tranche: 80,000 shares).
                                        -  Place 50 machines within the first
                                           year of commercialization (Tranche:
                                           80,000 shares).
                                        -  Achieve profitability goals for year
                                           I (Tranche: 80,000 shares).
                                        -  Achieve profitability goals for year
                                           II (Tranche: 80,000 shares).

                                B.      Exercise Price. The exercise price
                                        payable per share for each stock option
                                        exercised after the occurrence of a
                                        Milestone shall be as follows:

                                        Upon achieving the first Milestone,
                                           $1.12 per share;
                                        Upon achieving the second Milestone,
                                           $1.23 per share;
                                        Upon achieving the third Milestone,
                                           $1.32 per share;
                                        Upon achieving the fourth Milestone,
                                           $1.43 per share;
                                        Upon achieving the fifth Milestone,
                                           $1.52 per share.

                                C. Exercise of Performance Option. Subject to the limitations set forth in this Agreement, the Executive may exercise the Performance Option at any time on or after the date on which the applicable Milestone is achieved and so long as he is employed by the Company, but not later than the Expiration Date, upon notice to the Company at its


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                                        principal office at 10220-1 Old Columbia
                                        Road, Columbia, MD 21046-1705,
                                        Attention: Spencer J. Volk, President
                                        and Chief Executive Officer (or at such
                                        other location as the Company may advise the Executive in writing). The notice shall be executed and delivered with the Purchase Form attached hereto duly filled in and signed and upon payment in cash or cashier's check of the aggregate Purchase Price for the number of shares which Executive is acquiring determined in accordance with the provisions hereof. If such date is a day on which banking institutions are authorized by law to close, then the Expiration Date shall be on the next succeeding day which shall not be such a day. The Performance Option may be exercised without regard to the sequence in which the Milestones have been achieved. A Notice of Exercise of the Performance Option shall be submitted by the Executive to the Company's Board of Directors, identifying the Milestone achieved and the number of shares covered by the relevant tranche. The Board of Directors shall be deemed to have approved the exercise of the Performance Option unless, within seventy-two (72) hours of the submission of the Notice of Exercise, the Board adopts a resolution determining that exercise of the Performance Option is not agreed as to the Milestone identified in the Notice of Exercise. In the absence of such a disaffirming resolution, Executive may acquire Common Stock thereafter by presentation of the Notice of Exercise either to the Company or at the office of its stock transfer agent, if any, and accompanied by payment in cash or cash equivalent of the exercise price for the number of shares of Common Stock specified in such Notice of Exercise, together with all federal and state taxes applicable upon such exercise.

                                D.      Reservation of Shares. The Company
                                        hereby agrees that at all times there
                                        shall be reserved for issuance such
                                        number of shares of its Common Stock as
                                        shall be required for issuance or
                                        delivery to the Executive upon
                                        achievement of the Milestones set forth
                                        herein.


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                                E.      Anti-Dilution Provisions.

                                        (1)   Adjustment of Number of Shares of
                                        Common Stock. Notwithstanding anything
                                        in this Section 5.2E to the contrary, in case the Company shall at any time issue Common Stock by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, the exercise price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or either decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective).

                                        (2)   No Adjustment for Small Amounts.
                                        Anything in this Section 5.2E to the
                                        contrary, the Company shall not be
                                        required to give effect to any
                                        adjustment in the exercise price unless
                                        and until the net effect of one or more
                                        adjustments, determined as above
                                        provided, shall have require a change of the exercise price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual exercise price by at least one cent, such change in the exercise price shall thereupon be given effect.

                                        (3)   Number of Shares of Common Stock
                                        Adjusted. Upon any adjustment of the
                                        exercise price other than pursuant to
                                        Section 5.2E(1) hereof, the Executive
                                        shall thereafter (until another such
                                        adjustment) be entitled to purchase, at
                                        the new exercise price, the number of
                                        shares, calculated to the nearest full
                                        share, obtained by multiplying the
                                        number of shares of Common Stock
                                        initially issuable upon achieving any
                                        Milestone by the exercise price in
                                        effect on the date hereof and dividing
                                        the product so obtained by the new
                                        exercise price.

                                G.      Adjustments in the Event of a
                                        Recapitalization or Similar Transaction.
                                        In the event of a reclassification,
                                        recapitalization, stock split, reverse
                                        stock split, stock dividend or
                                        combination of shares,


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                                        or other similar event, the number and
                                        class of shares issuable to the
                                        Executive upon exercise of either the
                                        Bonus Option or Performance Option shall be adjusted to reflect such event.

                                H.      Acceleration Upon Change of Control.
                                        Notwith- standing any language to the
                                        contrary contained herein, if this
                                        Agreement is in effect at the time of
                                        the occurrence of a "Change of Control"
                                        event, the Bonus Option and Performance
                                        Option shall automatically vest 100% and immediately become exercisable upon the occurrence of the Change of Control event. For purposes of this Agreement, "Change of Control" event has the meaning set forth in Section 11.1 hereof.

                6.      REIMBURSEMENT FOR EXPENSES.

                        6.1 Company shall reimburse Executive for all reasonable out-of-pocket expenses paid or incurred by him in the course of his employment, upon presentation by Executive of valid receipts or invoices therefore, utilizing procedures and forms for that purpose as established by Company from time to time. In the event, at some time in the future, the Company requests and the Executive agrees to relocate to the Baltimore/Washington area, the Company will reimburse in full of the actual amount of all relocation expenses incurred by the Executive in moving from his present residence to the area in and around the headquarters of the Company. The reimbursement of relocation expenses will be "grossed up" by such amount as is necessary to cover the Executive's federal, state and local income tax liability arising from such payments.

                7.      VACATIONS.

                        7.1 Executive shall be entitled to reasonable vacations (which shall aggregate no less than four (4) weeks vacation with pay) during each consecutive twelve (12) month period commencing on the date hereof Executive may not accumulate any vacation days which remain unused at the end of any year during the term hereof without the prior consent of the Company.

                8.      EMPLOYEE BENEFIT PROGRAMS, ETC.

                        8.1 The Company shall provide the Executive with a cash allowance in the amount of $450.00 per month to cover use of the Executive's personal automobile in the performance of Executive's duties. The Company will also either provide or pay or reimburse the Executive for the costs of a cellular telephone.

                        8.2 Subject to the Executive's meeting the eligibility requirements of each respective plan, Executive shall participate in and be covered by


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each pension, life insurance, accident insurance, health insurance, hospitalization, disability insurance and any other employee benefit plan of Company, as the case may be, made available generally from and after the date hereof to its respective senior executives, on the same basis as shall be available to such other executives without restriction or limitation by reason of this Agreement.

                        8.3 Nothing contained herein shall prevent the Company from at any time increasing the compensation provided to be paid to Executive herein, either permanently or for a limited period, or from paying bonuses and other additional compensation to Executive, whether or not based upon the earnings of the business of Company, or from increasing or expanding any employee benefit program applicable to the Executive, in the event the Company, in its sole discretion, shall deem it advisable so to do in order to recognize and compensate fairly Executive for the value of his services.

                9.      DEATH OR DISABILITY.

                        9.1 If Executive shall die during the term hereof, this Agreement shall immediately terminate, except that Executive's legal representatives or designated beneficiaries shall be entitled to receive (i) the Base Salary due to Executive hereunder to the last day of the month following the month in which his death occurs, payable in accordance with the Company's regular payroll practices, (ii) all other benefits payable upon death under any employee benefit program or other insurance covering the Executive as of the date of death, and (iii) any stock option issued as part of the Bonus Option or Performance Option that was exercisable at the date of death may be exercised by the legal representative of the Executive's estate at any time or times during the period beginning on the date of death and ending one year after the date of death, or until the expiration of the stated term of such stock option, whichever period is shorter, and any stock option not exercisable at the date of death shall be forfeited.

                        9.2 In the event of the Disability of the Executive, as hereinafter defined, the Executive shall be entitled to continue to receive payment of his Base Salary (prorated as may be necessary) in accordance with the terms of Section 3 hereof through the last day of the sixth month following the month in which Executive's employment hereunder is terminated as a result of such Disability. At any time after the date of the Notice (as hereinafter defined) and during the continuance of the Executive's Disability, the Company may at any time thereafter terminate Executive's employment hereunder by written notice to the Executive. The term "Disability" shall mean physical or mental illness or injury which prevents the Executive from performing his customary duties for the Company for a period of thirty (30) consecutive days or an aggregate period of ninety (90) days out of any consecutive twelve (12) months. The date of commencement of Disability shall be the date set forth in the notice (the "Notice") given by Company to the Executive at any time following a determination of Disability, which date shall not be earlier than the date the Notice is given by Company. A determination of Disability by Company shall be solely for the purposes of this Section 9 and shall in no way affect the Executive's status under any other benefit plan applicable to the Executive.


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                        9.3     Upon the occurrence of a Disability, and unless
the Executive's employment shall have been terminated as provided in Section 9.2, the Executive shall, during such time as he is continuing to receive Base Salary payment as set forth in Section 9.2, perform such services for Company, consistent with his duties under Section 1 hereof, as he is reasonably capable of performing in light of the condition giving rise to a Disability. All payments due under Section 9.2 shall be payable in accordance with Company's regular payroll practices. Any amount paid to Executive pursuant to this Agreement by reason of his Disability, shall be reduced by the aggregate amount of all monthly disability payments which the Executive is entitled to receive under all workers compensation plans, disability plans and accident, health or other insurance plans or programs maintained for the Executive by Company, by any company controlling, controlled by, or under common control with, Company.

                        9.4 In the event the Executive's employment is terminated due to Disability, in addition to receipt of the Base Salary payments described in Section 9.2, any stock option issued as part of the Bonus or Performance Option that was exercisable at the date of Disability may be exercised by the Executive or his legal representative at any time or times during the period beginning on the date of Disability and ending one year after the date of Disability, or until the expiration of the stated term of such stock option, whichever period is shorter, and any stock option not exercisable at the date of Disability shall be forfeited.

                10.     TERMINATION FOR CAUSE.

                        10.1 The employment of the Executive may be terminated by the Company for Cause. For this purpose, "Cause" shall mean:

                                (i)     an act constituting a felony and
resulting or intended to result, directly or indirectly, in his gain or personal enrichment at the expense of the Company and its shareholders;

                                (ii)    dishonest acts against the Company;

                                (iii)   illegal drug use; or

                                (iv)    grossly or willfully neglecting to carry
out his duties under this Agreement resulting in material harm to the Company.

The Executive's employment shall not be terminated for Cause under clauses (ii) or (iv) unless:

        (a) the Executive has received at least fifteen (15) days notice of a meeting of the Board of Directors at which meeting the Board shall consider the existence of Cause, shall provide the Executive with an opportunity to be heard before the Board, and, following such consideration and hearing, the


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                Board has determined, based upon credible evidence, that grounds for Cause exist; and

        (b) the misconduct or breaches on which an assertion of Cause is based are not cured within thirty (30) days thereafter if such misconduct or breaches are capable of being cured.

                        10.2 In the event of a termination for Cause, the Executive shall (a) be entitled to any unpaid Base Salary pro rated up to the date of termination, and (b) any stock options not exercised prior to the date of termination shall automatically be forfeited by the Executive, and the Executive shall have no further rights under this Agreement. Furthermore, the Executive shall be and remain subject to all provisions of Section 13 below for the period indicated therein.

                11. TERMINATION UPON CHANGE OF CONTROL OR BY COMPANY WITHOUT CAUSE.

                        11.1 A "Change in Control" shall occur: (A) if any Person, or combination of Persons (as hereinafter defined), or any affiliate of any of the above, is or becomes the "beneficial owner" (as defined in Rule l3d-3 promulgated under the Securities Exchange Act of 1934) directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the total number of outstanding shares of common stock of the Company; (B) if individuals who, at the date of this Agreement, constitute the Board (the "Incumbent Directors") cease, for any reason, to constitute at least a majority thereof, provided that any new director whose election was approved by a vote of at least 75% of the Incumbent Directors shall be treated as an Incumbent Director; or (C) the Company sells substantially all of its assets to a purchaser other than a subsidiary. For purposes hereof, "person" shall mean any individual, partnership, joint venture, association, trust, or other entity, including a "group" as referred to in section 13(d)(3) of the Securities Exchange Act of 1934.

                        11.2 If there occurs a Change in Control, and if there subsequently occurs a material adverse change, without the Executive's written consent, in the Executive's working conditions or status, including but not limited to a significant change in the nature or scope of the Executive's authority, powers, duties or responsibilities, or a reduction in the level of support services or staff, then, whether or not such change would otherwise constitute a breach of this Agreement by the Company, this Agreement may be terminated by notice given by the Executive, specifying the Change of Control and significant adverse change or changes.

                        11.3 Upon the termination of this Agreement in accordance with Section 11.2 above, the Executive shall be entitled, without any duty to mitigate damages, to:

                        (a) All unpaid Base Salary pro-rated up to the date of termination; and


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                        (b)     The opportunity to exercise any stock option
                                issued as part of the Bonus Option or
                                Performance Option that was exercisable at the date of termination may be exercised by the Executive at any time or times during the period beginning on the effective date of termination and ending one year after the date of termination, or until the expiration of the stated term of such stock option, whichever period is shorter, and any stock option not exercisable upon the effective date of termination shall be forfeited;

                        (c) A severance payment equal to 2.99 times the Base Salary in effect on the date of termination, payable at the election of the Executive, in either a lump sum payment payable immediately upon termination or over the course of the year immediately following the termination date; and

                        (d) All benefits available under the Company's employee benefit programs, to the extent applicable to senior executives voluntarily and amicably retiring from employment with the Company.

                        11.4 The payments and any other compensation and benefits to which the Executive is entitled under this Section 11 shall be made available to the Executive no later than thirty (30) days after the date of any termination referred to herein.

                        11.5 In the event that the Company shall actually or constructively terminate this Agreement during the Initial Term or any Renewal Term without cause (and with or without a Change of Control), the Executive shall be entitled to the same payments, compensation and rights as provided in the case of a termination by the Executive under Section 11.3.

                        11.6 In the event that Executive receives the payments and any other compensation and benefits referred to in this Section 11, he will be bound by the restrictive provisions of Section 13 for the period therein provided.

                12.     TERMINATION BY EXECUTIVE.

                        12.1 If the Executive shall terminate his employment under this Agreement during the Initial Term without the express written consent of the Company, then, for purposes of establishing the rights of the Executive upon such termination, such termination shall be deemed the equivalent of a termination for Cause under Section 10.1,


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and the Executive shall have only those rights with regard to compensation as are set forth in Section 12.2, and the restrictive provisions of Section 13 below shall fully apply.

                        12.2 If the Executive shall terminate his employment under this Agreement during any Renewal Term without the express written consent of the Company, then, for purposes of establishing the rights of the Executive upon such termination, the Executive shall be entitled (i) to receive all unpaid Base Salary pro-rated up to the date of termination, and (ii) for a period of thirty (30) days following the date of termination, to exercise any unexercised option to acquire Common Stock under either Section 4 or Section 5 hereof that was exercisable by the Executive on the date preceding the date of termination.

                        12.3 In the case of a termination pursuant to Section 12.2, the restrictions set forth in Section 13 shall apply to Executive for the period therein stated.

                13.     RESTRICTIVE COVENANTS; COMPENSATION.

                        13.1 During such time as this Agreement shall be in effect, and as otherwise explicitly stated herein, for a period of three (3) years following the termination of Executive's employment with Cause, or one (1) year after voluntary termination of this Agreement by the Executive, and without the Company's prior written consent (which may be withheld for any reason or for no reason in Company's sole discretion), Executive shall not do anything in any way inconsistent with his duties to, or adverse to the interests of, the Company, nor shall Executive, directly or indirectly, himself or by or through a family member or otherwise, alone or as a member of a partnership or joint venture, or as a principal, officer, director, consultant, employee or stockholder of any other entity, compete with Company or be engaged in or connected with any other business competitive with that of Company or any of its Affiliates, except that Executive may own as a passive investment not more than five percent (5%) of the securities of any publicly held corporation that may engage in such a business competitive with that of Company or any of its Affiliates.

                        13.2 In view of the fact that Executive will be brought into close contact with many confidential affairs of Company and its Affiliates not readily available to the public, Executive agrees during the Term of this Agreement and thereafter:

                                (a)     to keep secret and retain in the
strictest confidence all non-public information about (i) research and development, test results, suppliers, venture or strategic partners, licenses and patents or patent applications, planned or existing products, know-how, financial condition and other financial affairs (such as costs, pricing, profits and plans for future development, methods of operation and marketing concepts) of Company and its Affiliates; (ii) the employment policies and plans of the Company and its Affiliates; and (iii) any other proprietary information relating to the Company and its Affiliates, their operations, businesses, financial condition and financial affairs (collectively, the "Confidential Information") and, for such time as Company or any of its Affiliates is operating, Executive shall not disclose the Confidential Information to anyone not then an officer, director or authorized employee of Company or its Affiliates, either during or after the term of this Agreement, except in the course of performing his duties hereunder or with Company' express written consent or except to the extent that such confidential information can be shown to have been in the public domain through no fault of Executive; and

                                (b)     to deliver to Company within ten days
after termination of his services, or at any time Company may so request, all memoranda, notes, records, reports and other documents relating to Company or its Affiliates, businesses, financial affairs or operations and all property associated therewith, which he may then possess or have under his control.

                        13.3 Executive shall not at any time during the three-year period following the termination of his employment for any reason whatsoever, including termination resulting from the natural expiration of the term of this Agreement, (i) employ any individual who was employed by Company or any of its Affiliates at any time during the such period or during the twelve
(12) calendar months immediately preceding such termination, or (ii) in any way cause, influence or participate in the employment of any such individual by anyone else in any business that is competitive with any of the businesses engaged in by Company or any of its Affiliates.

                        13.4 Executive shall not at any time during the three-year period following the termination of his employment for any reason whatsoever, including termination resulting from the natural expiration of the term of this Agreement, directly or indirectly, either (i) persuade or attempt to persuade any customer or client of the Company or of any of its Affiliates to cease doing business with Company or with any Affiliate, or to reduce the amount of business it does with Company or with any of its Affiliates, (ii) solicit for himself or any person other than Company or any of its Affiliates, the business of any individual or business which was a customer or client of Company or any of its Affiliates at any time during the eighteen month period immediately preceding such termination.

                        13.5 Executive acknowledges that the execution and delivery by him of the promises set forth in this Section 13 is an essential inducement to Company to enter into this Agreement, and that Company would not have entered into this Agreement but for such promises. Executive further acknowledges that his services are unique and that any breach or threatened breach by Executive of any of the foregoing provisions of this Section 13 cannot be remedied solely by damages. In the event of a breach or a threatened breach by Executive of any of the provisions of this Section 13, Company shall be entitled to injunctive relief restraining Executive and any business, firm, partnership, individual, corporation or other entity participating in such breach or attempted breach. Nothing herein, however, shall be construed as prohibiting Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recover of damages and the immediate termination of the employment of Executive hereunder.

                        13.6 If any of the provisions of, or promises contained in, this Section 13 are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalid portions or the unenforceability in such other jurisdiction. If any provisions contained in this
Section 13 are held to be unenforceable in any jurisdiction because of the duration or scope thereof, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or scope (if such provision, in its reduced form, shall be enforceable); provided, however, that the determination of such court shall not affect the enforceability, duration or scope of this Section 13 in any other jurisdiction.

                14.     RELATIONSHIP OF PARTIES.

                        Nothing herein contained shall be deemed to constitute a partnership between or a joint venture by the parties, nor shall anything herein contained be deemed to constitute the Executive, the Company or any Affiliates the agent of the other except as is expressly provided herein. Neither Executive nor Company shall be or become liable or bound by any representation, act or omission whatsoever of the other party made contrary to the provisions of this Agreement.

                15.     NOTICES.

                        All notices and communications hereunder shall be in writing and delivered by hand or sent by registered or certified mail, postage and registration or certification fees prepaid, return receipt requested, or by overnight delivery such as Federal Express, and shall be deemed given when hand delivered or upon three (3) business days after the date when mailed, or upon one (1) business day after delivery to an agent for overnight delivery, if sent in such manner, as follows:

        If to Company              Celsion Corporation
                                   10220-1 Old Columbia Road
                                   Columbia, Maryland  21046-1705
                                   Attention:   Board of Directors


        With a copy to:            Venable, Baetjer and Howard, LLP
                                   Mercantile Bank and Trust Building
                                   Two Hopkins Plaza Suite 1800
                                   Baltimore, Maryland  21201
                                   Attention:   Greg Cross

        If to Executive:           Mr. Daniel S. Reale

                                   ---------------------------

                                   ---------------------------

        With a copy to:

                                   ---------------------------

                                   ---------------------------

                                   ---------------------------


The foregoing address may be changed by notice given in the manner set forth in this Section 15.

                16. DISPUTES. The parties shall attempt in good faith to resolve all claims, disputes and other disagreements arising hereunder by negotiation. In the event that a dispute between the parties cannot be resolved within thirty (30) days of written notice from one party to the other party, such dispute shall, at the request of either party, after providing written notice to the other party, be submitted to arbitration in Columbia, Maryland in accordance with the arbitration rules of the American Arbitration Association then in effect. The notice of arbitration shall specifically describe the claims, disputes or other matters in issue to be submitted to arbitration. The parties shall jointly select a single arbitrator who shall have the authority to hold hearings and to render a decision in accordance with the arbitration rules of the American Arbitration Association. If the parties are unable to agree within ten (10) days, the arbitrator shall be selected by the Chief Judge of the Circuit Court for Howard County. The discovery rights and procedures provided by the Federal Rules of Civil Procedure shall be available and enforceable in the arbitration proceeding. The written decision of the arbitrator so appointed shall be conclusive and binding on the parties and enforceable by a court of competent jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, and each party shall pay for and bear the cost of its own experts, evidence and legal counsel, unless the arbitrator rules otherwise in the arbitration. Both parties agree to use their best efforts to cause a final decision to be rendered with respect to the matter submitted to arbitration within sixty (60) days after its submission.

                17.     MISCELLANEOUS.

                        17.1 This Agreement contains the entire understanding of the parties hereto with respect to the employment of Executive by Company during the term hereof, and the provisions hereof may not be altered, amended, waived, terminated or discharged in any way whatsoever except by subsequent written agreement executed by the party charged therewith. This Agreement supersedes all prior employment agreements, understandings and arrangements between Executive and Company pertaining to the terms of the employment of Executive. A waiver by either of the parties of any of the terms or conditions of this Agreement, or of any breach hereof, shall not be deemed a waiver of such terms or conditions for the future or of any other term or condition hereof, or of any subsequent breach hereof.

                        17.2 The provisions of this Agreement are severable, and if any provision of this Agreement is invalid, void, inoperative or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any circumstances, it shall nevertheless remain applicable to all other circumstances.

                        17.3 Company shall have the right to deduct and withhold from Executive's compensation the amounts required to be deducted and withheld pursuant to any present or future law concerning the withholding of income taxes. In the event that Company makes any payments or incurs any charges for Executive's account or Executive incurs any personal charges with Company, Company shall have the right and Executive hereby authorizes Company to recoup such payments or charges by deducting and withholding the aggregate amount thereof from any compensation otherwise payable to Executive hereunder.

                        17.4 This Agreement shall be construed and interpreted under the laws of the State of Maryland applicable to contracts executed and to be performed entirely therein.

                        17.5 The captions and section headings in this Agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this Agreement.

                        17.6 To the extent any provision of this Agreement contemplates action after termination hereof or creates a cause of action or claim on which action may be brought by either party, such provision, cause of action or claims shall survive termination of Executive's employment or termination of this Agreement.

                        17.7 Executive may not assign nor delegate his duties under this Agreement; provided, however, that notwithstanding the foregoing this Agreement shall inure to the benefit of Executive's legal representatives, executors, administrators or successors and to the successors or assigns of Company.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                              CELSION CORPORATION

                                              By:
                                                 -------------------------------
                                                     Spencer J. Volk, President


                                                 -------------------------------
                                                     Daniel S. Reale

RE:  Executive Employment Agreement


Dear            :

                In connection with your proposed Executive Employment Agreement with the Company, we agree that, if, during the course of your employment, and, at any time after you are entitled to exercise options granted under either Paragraph 4 or Paragraph 5 of your Agreement, you ask the Company for assistance in assembling resources to fund the exercise of those options, the Company will seek to assist you in negotiating a loan from one or more of the principal financial institutions with which the Company is then doing business (or from another source reasonably acceptable to you) to permit you to exercise your options to acquire either Bonus Option shares or Performance Option shares. If, in connection with such borrowing, you are requested by the lending institution to pledge the Bonus Option shares or the Performance Option shares that you will be acquiring on exercise of the option as collateral security for the benefit of the lender, your signature below confirms that you will pledge such shares to support your borrowing.

Very truly yours,




Spencer J. Volk
President & C.E.O.


Agreed to:

------------------------------------